Prudentials Gibraltar Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								August 27, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: Prudentials Gibraltar Fund, Inc.
                         File No. 811-01660


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-SAR for Prudentials Gibraltar Fund, Inc. for the reporting period ended June 30, 2007. The Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,



                                          /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 17th day of August 2007.





Prudentials Gibraltar Fund, Inc.



Witness: /s/ Robert A. Hymas II
	By:/s/ Jonathan D. Shain
	Robert A. Hymas II
	Jonathan D. Shain
	Assistant Secretary


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